Exhibit 99.1

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS

FISCAL 2020 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

ORLANDO, Fla., June 15, 2020 – VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced financial results for its Fiscal 2020 fourth quarter and year ended February 29, 2020.

On May 4, 2020, the Company filed a Form 8-K with the Securities and Exchange Commission (“SEC”) noting it intended to delay its Form 10-K filing for the year ended February 29, 2020 until June 15, 2020. This was based on an SEC order issued on March 25, 2020 pursuant to Section 36 (Release No. 34-88465). The additional time to finalize the Report was solely due to COVID-19 as resources were limited.

Commenting on the Company’s Fiscal 2020 results, Pat Lavelle, President and Chief Executive Officer of VOXX International Corporation stated, “Despite the losses reported, Fiscal 2020 was a successful year in that we carried through on the strategic plan we began last fiscal year. We combined our international accessories business; brought our international premium audio operations under Klipsch; realigned our domestic accessories group and continued our aggressive SKU rationalization program that began in Fiscal 2019; and, instituted significant cost control programs to lower overhead. We also sold international real estate and closed on a strategic acquisition to enhance our automotive offerings. The only thing that we did not anticipate was the unforeseen drop in our Automotive Electronics business segment. Automotive net sales declined by approximately $47 million due to plant delays with our largest OEM customer and the end of life of a program with another OEM earlier than anticipated. The overall market also played a role as car sales have fallen and are expected to decline further this year. However, over the past 12-months, we have won nearly $375 million in new automotive awards and while Fiscal 2021 may be soft to start, we’re expecting strong growth in the years to come.”

Lavelle continued, “Another bright spot was the performance of our premium audio products with sales up $12.3 million. We strengthened our offerings, have new products coming to market, and have added new distribution partners. Also positive is the inbound interest for EyeLock solutions given the COVID-19 global pandemic. We have always maintained that iris authentication is the safest and most secure, and now, it’s the most practical. Gloves impede fingerprint scans while masks impede facial recognition. Nothing prevents a clear scan of your eye or eyes and we’ve seen a large number of opportunities emerge since the pandemic. We have secured the services of an investment banker to review all strategic alternatives for EyeLock and that does not necessarily mean a sale. Rather, we are looking at partnerships, joint ventures, spin-offs, financing arrangements, and more – anything that will help support EyeLock and improve our business and financial position. Fiscal 2021 will start slow due to COVID-19, but barring any further setbacks, with the contracts awarded and the additional steps we’ve taken to lower overhead, we should see growth and profitability this year, with a strong balance sheet at our disposal to take advantage of opportunities that may be on the horizon.”

Fiscal 2020 and Fiscal 2019 Fourth Quarter Financial Comparisons

Net sales in the Fiscal 2020 fourth quarter ended February 29, 2020 were $101.1 million, a $6.4 million decline as compared to $107.5 million in the Fiscal 2019 fourth quarter ended February 28, 2019. The year-over-year decline was driven by a $9.3 million reduction in Automotive Electronics segment sales due to lower industrywide car sales. This was partially offset by a $3.1 million increase in net sales in the Consumer Electronics segment, primarily a result of strong sales of premium audio products and expanded distribution.

VOXX International Corporation Reports Fiscal 2020 Results

-	Automotive Electronics segment net sales of $27.7 million as compared to $36.9 million, down $9.3 million.
-	Consumer Electronics segment net sales of $73.1 million as compared to $70.0 million, up $3.1 million.
-	Biometrics segment net sales of $0.1 million as compared to $0.3 million, down $0.2 million.

The gross margin in the Fiscal 2020 fourth quarter was 28.2%, representing a 610-basis point increase over the Fiscal 2019 fourth quarter. Driving this increase was a 710-basis point improvement in the Consumer Electronics segment, due to the higher sales of premium audio products and higher margins associated with a smaller accessories assortment. This helped offset a 690-basis point decline in Automotive Electronics segment gross margins, which were down primarily due to lower sales volume and the lack of overhead absorption.

-	Automotive Electronics segment gross margin of 17.7% as compared to 24.6%, down 690 basis points.
-	Consumer Electronics segment gross margin of 32.2% as compared to 25.1%, up 710 basis points.
-	Biometrics segment gross margins were negative for both of the comparable periods.

Total operating expenses in the Fiscal 2020 fourth quarter were $63.3 million as compared to $54.2 million in the comparable Fiscal 2019 period, an increase of $9.1 million. General & administrative and engineering and technical support expenses were down when comparing the Fiscal 2020 and Fiscal 2019 fourth quarter periods and selling expenses were relatively flat. In the Fiscal 2020 fourth quarter, the Company incurred non-cash intangible asset impairment charges of $30.2 million, $27.4 million of which was in the Biometrics segment. In the Fiscal 2019 fourth quarter, the Company incurred non-cash intangible asset impairment charges of $16.0 million and restructuring expenses of $4.6 million. Excluding the non-cash impairment charges and restructuring expenses, total operating expenses declined by approximately $0.6 million.

The Company reported an operating loss of $34.7 million in the Fiscal 2020 fourth quarter, due primarily to the non-cash impairment charges. Excluding these charges, the Company would have reported an operating loss of $4.5 million. In the Fiscal 2019 fourth quarter, the Company reported an operating loss of $30.4 million. Excluding the non-cash impairment charges and restructuring expenses, the Company would have reported an operating loss of $9.8 million in the Fiscal 2019 fourth quarter.

Net loss attributable to VOXX International Corporation was $21.8 million in the Fiscal 2020 fourth quarter, as compared to a net loss attributable to VOXX International Corporation of $36.6 million in the Fiscal 2019 fourth quarter.

On a per share basis, the Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $0.90 in the Fiscal 2020 fourth quarter, as compared to a basic and diluted loss per share attributable to VOXX International Corporation of $1.50 in the Fiscal 2019 fourth quarter.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in the Fiscal 2020 fourth quarter was $1.8 million, as compared to an Adjusted EBITDA loss of $3.8 million in the Fiscal 2019 fourth quarter, an improvement of $5.5 million year-over-year.

Fiscal 2020 and Fiscal 2019 Financial Comparisons

Fiscal 2020 net sales for the period ended February 29, 2020 were $394.9 million, a $51.9 million decline as compared to $446.8 million in Fiscal 2019.

The year-over-year decline was primarily in the Automotive Electronics segment, down $47.5 million, and was directly related to an OEM customer that experienced plant delays and another OEM customer that ended a program earlier than anticipated. The remaining impact was with Subaru and was anticipated. Offsetting OEM declines were higher sales

VOXX International Corporation Reports Fiscal 2020 Results

of certain aftermarket safety and security products as compared to the prior year period, as well as sales related to the newly acquired Vehicle Safety Holdings Corp., which took place towards the end of the Company’s Fiscal 2020 fourth quarter.

The Consumer Electronics segment experienced a year-over-year sales decline of $3.5 million, which was directly related to the Company’s SKU rationalization programs and lower sales in the European markets. As previously noted, the Company exited several legacy product categories and discontinued other product lines throughout the fiscal year to focus on more sustainable categories with higher gross margins and where the Company has market-leading positions and technological advantages. Offsetting these declines were higher sales of reception products, activity bands within the Healthcare market and Premium Audio products, including higher sales of premium mobility and premium wireless and Bluetooth speakers, soundbars, Bluetooth speakers and wireless earbuds, and premium home separate speakers.

-	Automotive Electronics segment net sales of $114.2 million as compared to $161.6 million, down $47.5 million.
-	Consumer Electronics segment net sales of $279.7 million as compared to $283.1 million, down $3.5 million.
-	Biometrics segment net sales of $0.5 million as compared to $1.1 million, down $0.6 million.

The gross margin in Fiscal 2020 was 27.8%, a 60-basis point improvement over Fiscal 2019. Gross margins were adversely impacted by lower than expected Automotive Electronics segment sales, which resulted in lower absorption of fixed overhead, as well as write-off adjustments associated with slower moving automotive products. Gross margins were also negatively impacted by lower sales of higher margin accessories products, and higher warehousing costs in Europe. Lastly, tariff increases in Fiscal 2020 also negatively impacted gross margins compared to the prior fiscal year. This was offset by higher sales of certain aftermarket security products related to the acquisition of Vehicle Safety Holdings Corp., higher sales of premium audio products including premium wireless and Bluetooth speakers, mobility products, home separates, and commercial speakers, all of which carry higher gross margins.

-	Automotive Electronics segment gross margin of 20.3% as compared to 25.1%, down 480 basis points.
-	Consumer Electronics segment gross margin of 31.0% as compared to 29.0%, up 200 basis points.
-	Biometrics segment gross margins were negative for both of the comparable periods.

Total operating expenses in Fiscal 2020 were $159.2 million as compared to $162.6 million in the comparable Fiscal 2019 period, a reduction of $3.4 million. Selling expenses declined by $2.4 million year-over-year due to headcount reductions related to Fiscal 2019 restructuring activities, lower commissions, and overall reductions due to cost-cutting measures. General and administrative expenses increased by $2.0 million when comparing Fiscal 2020 and Fiscal 2019. However, Fiscal 2020 included a $1.6 million compensation expense associated with stock grants and Fiscal 2019 included a reimbursement of approximately $3.0 million related to a favorable lawsuit. Disregarding these specific items, general and administrative expenses would have declined year-over-year. Engineering and technical support expenses declined by $2.8 million year-over-year due to lower headcount at select subsidiaries, and lower research and development spending related to projects that were completed in Fiscal 2020. Certain R&D work was also transitioned in-house at EyeLock and Invision. Offsetting these declines were higher R&D expenses related to new projects, higher certification fees for certain products under development, and salary and related expenses resulting from new hires.

The Company also incurred non-cash intangible asset impairment charges in Fiscal 2020 of $30.2 million as compared to $25.8 million in Fiscal 2019. The Company also incurred restructuring expenses of $4.6 million in Fiscal 2019 related to its restructuring programs, which primarily consisted of severance charges.

-	Selling expenses of $38.5 million as compared to $40.9 million, a reduction of $2.4 million.
-	General and administrative expenses of $68.9 million versus $66.9 million, an increase of $2.0 million.

-	Engineering and technical support expenses of $21.6 million as compared to $24.4 million, a reduction of $2.8 million.

VOXX International Corporation Reports Fiscal 2020 Results

The Company reported an operating loss of $49.5 million in Fiscal 2020 as compared to an operating loss of $41.2 million in Fiscal 2019. Note, both the Fiscal 2020 and Fiscal 2019 periods included non-cash intangible asset impairment charges and the Fiscal 2019 period included restructuring expenses.

Total other income, net for Fiscal 2020 was $8.5 million as compared to total other expense, net of $17.8 million in Fiscal 2019. Interest and bank charges declined by $0.9 million as the Company temporarily suspended its domestic supply chain financing in the Fiscal 2020 second and third quarters, resulting in a reduction of related fees. Equity in income of equity investee declined by $1.4 million due primarily to the impact of tariffs, an increase in warranty costs and other product-related expenses in Fiscal 2020 that were not present in the prior year. In Fiscal 2020, the Company recorded a gain on the sale of real property in Pulheim, Germany of $4.1 million and in Fiscal 2020, the Company also received the remaining proceeds from the sale of its investment in RxNetworks of $0.8 million. Lastly, other, net in Fiscal 2020 includes $1.0 million related to a life insurance policy, offset by a charge of $0.8 million for a payment made to TE Connectivity Ltd in final settlement of the working capital calculation related to the sale of Hirschmann Car Communication GmbH. In Fiscal 2019, the Company recorded a non-cash impairment charge on its Venezuela investment properties of $3.5 million, a non-cash impairment charge of $16.5 million related to the notes receivable from 360fly, and a $0.5 million loss associated with a prior investment.

Net loss attributable to VOXX International Corporation in Fiscal 2020 was $26.4 million, as compared to a net loss attributable to VOXX International Corporation of $46.1 million in Fiscal 2019. On a per share basis, the Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $1.08 in Fiscal 2020, as compared to basic and diluted loss per share attributable to VOXX International Corporation of $1.89.

Adjusted EBITDA in Fiscal 2020 was $6.4 million, as compared to $13.7 million in Fiscal 2019.

Balance Sheet Update

As of February 29, 2020, the Company had cash and cash equivalents of $37.4 million as compared to $58.2 as of February 28, 2019. The variance in net cash relates to a change in the Company’s supply chain financing activities as noted in its Form 10-K. Further, on a sequential basis compared to the period ended November 30, 2019, cash and cash equivalents increased by $5.3 million. Also note, during the Fiscal 2020 fourth quarter, we used $16.5 million in cash to fund the acquisition of Vehicle Safety Holdings Corp., and during Fiscal 2020, we purchased shares of the Company’s Class A Common Stock for $2.7 million.

Total debt as of February 29, 2020 was $8.2 million, an improvement of $9.4 million, as compared to total debt of $17.6 million as of February 28, 2019. The Company’s total debt consists of its Florida mortgage and its Euro asset-based lending obligation to support its German operations. Total long-term debt as of February 29, 2020 was $6.1 million, as compared to $5.8 million as of February 28, 2019.

Conference Call and Webcast Information

VOXX International will be hosting its conference call on Tuesday, June 16, 2020 at 10:00 a.m. Eastern. Interested parties can participate by visiting www.voxxintl.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free: 877-303-9079; international: 970-315-0461 / conference ID: 1914749). A replay will be available on the Company’s website approximately one hour after the completion of the call.

Non-GAAP Measures

EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net (loss) income, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based

VOXX International Corporation Reports Fiscal 2020 Results

compensation expense, life insurance proceeds, certain settlements, gains on sale of real property, gains on the sale of discontinued operations, losses on forward contracts, impairment charges, investment gains and losses, restructuring charges, and environmental remediation charges. Depreciation, amortization, stock-based compensation, and impairment charges are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

We present EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this Form 10-K because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and diluted adjusted earnings per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events that occurred during the periods presented allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 30 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 29, 2020 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor & Media Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Tel: 212-786-6011 / Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

February 29, 2020 and February 28, 2019

(In thousands, except share data)

	February 29, 2020	February 28, 2019
Assets
Current assets:
Cash and cash equivalents	$37,425	$58,236
Accounts receivable, net	69,714	73,391
Inventory, net	99,110	102,379
Receivables from vendors	230	1,009
Prepaid expenses and other current assets	10,885	10,449
Income tax receivable	456	921
Total current assets	217,820	246,385
Investment securities	2,282	2,858
Equity investments	21,924	21,885
Property, plant and equipment, net	51,424	60,493
Operating lease, right of use asset	3,143	—
Goodwill	55,000	54,785
Intangible assets, net	88,288	119,449
Deferred income tax assets	52	79
Other assets	1,638	2,877
Total assets	$441,571	$508,811
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$22,096	$31,143
Accrued expenses and other current liabilities	34,046	39,129
Income taxes payable	1,523	1,349
Accrued sales incentives	12,250	13,574
Current portion of long-term debt	1,107	10,021
Total current liabilities	71,022	95,216
Long-term debt, net of debt issuance costs	6,099	5,776
Finance lease liabilities, less current portion	720	516
Operating lease liabilities, less current portion	2,391	—
Deferred compensation	2,282	2,605
Deferred income tax liabilities	3,828	5,284
Other tax liabilities	1,225	1,332
Other long-term liabilities	3,294	2,981
Total liabilities	90,861	113,710
Commitments and contingencies
Redeemable equity	2,481	-
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 24,306,194 and 24,106,194 shares issued and 21,556,976 and 21,938,100 shares outstanding at February 29, 2020 and February 28, 2019, respectively	244	242
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	299,228	296,946
Retained earnings	122,139	148,582
Accumulated other comprehensive loss	(19,055)	(16,944)
Less: Treasury stock, at cost, 2,749,218 and 2,168,094 shares of Class A Common Stock at February 29, 2020 and February 28, 2019, respectively	(23,918)	(21,176)
Less: Redeemable equity	(2,481)	—
Total VOXX International Corporation stockholders' equity	376,179	407,672
Non-controlling interest	(27,950)	(12,571)
Total stockholders' equity	348,229	395,101
Total liabilities and stockholders' equity	$441,571	$508,811

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Years Ended February 29, 2020, February 28, 2019 and February 28, 2018

(In thousands, except share and per share data)

	Year Ended	Year Ended	Year Ended
	February 29, 2020	February 28, 2019	February 28, 2018
Net sales	$394,889	$446,816	$507,092
Cost of sales	285,113	325,399	374,795
Gross profit	109,776	121,417	132,297

Operating expenses:
Selling	38,471	40,915	45,999
General and administrative	68,928	66,935	78,957
Engineering and technical support	21,602	24,387	26,440
Intangible asset impairment charges	30,230	25,789	—
Restructuring expense	—	4,588	—
Total operating expenses	159,231	162,614	151,396
Operating loss	(49,455)	(41,197)	(19,099)
Other (expense) income:
Interest and bank charges	(3,569)	(4,449)	(6,009)
Equity in income of equity investee	5,174	6,618	7,178
Gain on sale of real property	4,057	—	—
Impairment of Venezuela investment properties	—	(3,473)	—
Impairment of notes receivable	—	(16,509)	—
Investment gain (loss)	775	(530)	1,416
Other, net	2,078	577	(7,590)
Total other income (expense), net	8,515	(17,766)	(5,005)

Loss from continuing operations before income taxes	(40,940)	(58,963)	(24,104)
Income tax expense (benefit) from continuing operations	882	(6,131)	(17,445)
Net loss from continuing operations	$(41,822)	$(52,832)	$(6,659)
Net income from discontinued operations, net of tax	—	—	34,618
Net (loss) income	$(41,822)	$(52,832)	$27,959
Less: net loss attributable to non-controlling interest	(15,379)	(6,741)	(7,345)
Net (loss) income attributable to VOXX International Corporation	$(26,443)	$(46,091)	$35,304

Other comprehensive (loss) income:
Foreign currency translation adjustments	(1,517)	(3,195)	28,804
Derivatives designated for hedging, net of tax	(505)	461	(698)
Pension plan adjustments, net of tax	(89)	(12)	1,496
Unrealized holding gain on available-for-sale investment securities arising during the period, net of tax	-	24	74
Other comprehensive (loss) income, net of tax	(2,111)	(2,722)	29,676
Comprehensive (loss) income attributable to VOXX International Corporation	$(28,554)	$(48,813)	$64,980

(Loss) earnings per share - basic:
Continuing operations attributable to VOXX International Corporation	$(1.08)	$(1.89)	$0.03
Discontinued operations attributable to VOXX International Corporation	$—	$—	$1.43
Attributable to VOXX International Corporation	$(1.08)	$(1.89)	$1.45
(Loss) earnings per share - diluted:
Continuing operations attributable to VOXX International Corporation	$(1.08)	$(1.89)	$0.03
Discontinued operations attributable to VOXX International Corporation	$—	$—	$1.41
Attributable to VOXX International Corporation	$(1.08)	$(1.89)	$1.44
Weighted-average common shares outstanding (basic)	24,394,663	24,355,791	24,290,563
Weighted-average common shares outstanding (diluted)	24,394,663	24,355,791	24,547,246

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Three Months Ended February 29, 2020, February 28, 2019 and February 28, 2018

(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Three Months Ended
	February 29, 2020	February 28, 2019	February 28, 2018
Net sales	$101,077	$107,457	$122,236
Cost of sales	72,543	83,703	90,023
Gross profit	28,534	23,754	32,213

Operating expenses:
Selling	10,309	10,254	11,194
General and administrative	17,032	17,303	19,862
Engineering and technical support	5,701	6,038	6,142
Intangible asset impairment charges	30,230	15,975	—
Restructuring expense	-	4,588	—
Total operating expenses	63,272	54,158	37,198
Operating loss	(34,738)	(30,404)	(4,985)
Other (expense) income:
Interest and bank charges	(934)	(1,058)	(1,159)
Equity in income of equity investee	1,502	1,472	1,444
Impairment of notes receivable	-	(16,509)	—
Investment loss	-	(530)	—
Other, net	209	(596)	182
Total other income (expense), net	777	(17,221)	467

Loss from continuing operations before income taxes	(33,961)	(47,625)	(4,518)
Income tax benefit from continuing operations	(308)	(9,278)	(12,914)
Net loss from continuing operations	$(33,653)	$(38,347)	$8,396

Net income from discontinued operations, net of tax	—	—	2,276
Net (loss) income	$(33,653)	$(38,347)	$10,672
Less: net loss attributable to non-controlling interest	(11,858)	(1,787)	(1,913)
Net (loss) income attributable to VOXX International Corporation	$(21,795)	$(36,560)	$12,585

Other comprehensive (loss) income:
Foreign currency translation adjustments	(196)	138	1,135
Derivatives designated for hedging, net of tax	(234)	(81)	262
Pension Plan adjustments, net of tax	(114)	(69)	(192)
Other comprehensive (loss) income, net of tax	(544)	(12)	1,205
Comprehensive (loss) income attributable to VOXX International Corporation	$(22,339)	$(36,572)	$13,790

(Loss) earnings per share - basic:
Continuing operations attributable to VOXX International Corporation	$(0.90)	$(1.50)	$0.42
Discontinued operations attributable to VOXX International Corporation	$—	$-	$0.09
Attributable to VOXX International Corporation	$(0.90)	$(1.50)	$0.52
(Loss) earnings per share - diluted:
Continuing operations attributable to VOXX International Corporation	$(0.90)	$(1.50)	$0.42
Discontinued operations attributable to VOXX International Corporation	$—	$-	$0.09
Attributable to VOXX International Corporation	$(0.90)	$(1.50)	$0.51
Weighted-average common shares outstanding (basic)	24,141,506	24,355,791	24,316,103
Weighted-average common shares outstanding (diluted)	24,141,506	24,355,791	24,615,627

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation

to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share (2)

	Fiscal	Fiscal	Fiscal
	2020	2019	2018
Net (loss) income attributable to VOXX International Corporation	$(26,443)	$(46,091)	$35,304
Adjustments:
Interest expense and bank charges (1)	3,070	2,884	5,169
Depreciation and amortization (1)	12,055	11,112	13,879
Income tax expense (benefit)	882	(6,131)	(13,262)
EBITDA	(10,436)	(38,226)	41,090
Adjustments:
Stock-based compensation	2,282	551	552
Life insurance proceeds	(1,000)	—	—
Gain on sale of real property	(4,057)	—	—
Settlement of Hirschmann working capital	804	—	—
Gain on sale of discontinued operations	—	—	(36,118)
Loss on forward contracts attributable to sale of business	—	—	6,618
Impairment of investment properties in Venezuela	—	3,473	—
Impairment of notes receivable	—	16,509	—
Investment (gain) loss	(775)	530	(1,416)
Environmental remediation charges	—	454	—
Restructuring charges	—	4,588	—
Intangible asset impairment charges (1)	19,543	25,789	—
Adjusted EBITDA	$6,361	$13,668	$10,726
Diluted (loss) income per common share attributable to VOXX International Corporation	$(1.08)	$(1.89)	$1.44
Diluted Adjusted EBITDA per common share attributable to VOXX International Corporation	$0.26	$0.56	$0.44

(1)

For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, depreciation and amortization, and intangible asset impairment charges added back to net (loss) income have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.

(2)

EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this presentation are based on a reconciliation to Net income attributable to VOXX International Corporation, which includes net income (loss) from both continuing and discontinued operations for all periods presented. The Company sold its Hirschmann subsidiary on August 31, 2017.

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation

to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share (2)

	Three Months Ended	Three Months Ended	Three Months Ended
	February 29, 2020	February 28, 2019	February 28, 2018
Net (loss) income attributable to VOXX International Corporation	$(21,795)	$(36,560)	$12,585
Adjustments:
Interest expense and bank charges (1)	801	632	842
Depreciation and amortization (1)	3,074	3,226	2,717
Income tax benefit	(308)	(9,278)	(15,201)
EBITDA	(18,228)	(41,980)	943
Adjustments:
Stock-based compensation attributable to stock options and restricted stock	466	158	107
Impairment of notes receivable	-	16,509	—
Investment loss	-	530	—
Environmental remediation charges	-	454	—
Restructuring charges	-	4,588	—
Intangible asset impairment charges (1)	19,543	15,975	—
Adjusted EBITDA	$1,781	$(3,766)	$1,050
Diluted (loss) income per common share attributable to VOXX International Corporation	$(0.90)	$(1.50)	$0.51
Diluted Adjusted EBITDA per common share attributable to VOXX International Corporation	$0.07	$(0.15)	$0.04

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, depreciation and amortization expense, and intangible asset impairment charges added back to net income (loss) have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.

(2) EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this presentation are based on a reconciliation to Net income attributable to VOXX International Corporation, which includes net income (loss) from both continuing and discontinued operations for all periods presented.  The Company sold its Hirschmann subsidiary on August 31, 2017.